EXHIBIT 11

                     EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------

                                               For the Three Months Ended        For the Six Months Ended
                                                      August 31, 1998                 August 31, 1998
                                                      ---------------                 ---------------
                                               Net      Weighted                 Net      Weighted
                                             Income     Average      Per       Income     Average     Per
                                           (Unaudited)  Shares      Share   (Unaudited)   Shares     Share
                                            --------    --------    ------    -------     ------    ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,337,000  15,512,702   $ .28   $ 6,452,000  13,255,592  $ .49

Options                                                   414,803                           446,878
                                          -----------  ----------   -----    ----------  ----------   -----

Used in the determination of
 diluted net income per share             $ 4,337,000  15,927,505   $ .27   $ 6,452,000  13,702,470  $ .47
                                          ===========  ==========   =====    ==========  ==========   =====

EXHIBIT 11

                     EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                     SCHEDULE OF CALCULATION OF PER SHARE NET INCOME
                     -----------------------------------------------



                                                For the Three Months Ended        For the Six Months Ended
                                                      August 31, 1997                 August 31, 1997
                                                      ---------------                 ---------------
                                               Net      Weighted                 Net       Weighted
                                             Income     Average      Per       Income      Average     Per
                                          (Unaudited)   Shares      Share   (Unaudited)    Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of basic
 net income per share                     $ 4,672,000 11,532,609    $ .41    $ 8,040,000  11,524,351  $ .70

Options                                                   75,421                             103,298
                                          -----------  ----------   -----     ----------  ----------   -----

Used in the determination of
 diluted net income per share             $ 4,672,000 11,608,030   $ .40     $ 8,040,000  11,627,649  $ .69
                                          ===========  ==========   =====     ==========  ==========   =====


EXHIBIT 11

                     EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------



                                                For the Three Months Ended        For the Six Months Ended
                                                     August 31, 1998                 August 31, 1998
                                                      ---------------                 ---------------
                                           Pro Forma    Weighted              Pro Forma    Weighted
                                               Net      Average      Per         Net       Average     Per
                                             Income     Shares      Share      Income      Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of pro
 forma basic net income per share         $ 3,989,000 15,662,702   $ .25    $ 4,187,000   15,630,592  $ .27

Options                                                  414,803                             446,878
                                          ----------- ----------   -----     ----------   ----------   -----

Used in the determination of pro
 forma diluted net income per share       $ 3,989,000 16,077,505   $ .25    $ 4,187,000   16,077,470  $ .26
                                          =========== ==========   =====     ==========   ==========   =====











EXHIBIT 11

                     EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                     -----------------------------------------------
                SCHEDULE OF CALCULATION OF PRO FORMA PER SHARE NET INCOME
                ---------------------------------------------------------



                                                For the Three Months Ended        For the Six Months Ended
                                                      August 31, 1997                 August 31, 1997
                                                      ---------------                 ---------------
                                           Pro Forma    Weighted             Pro Forma     Weighted
                                               Net      Average      Per         Net       Average     Per
                                             Income     Shares      Share      Income      Shares     Share
                                            --------    --------    ------    -------       ------   ------
Shares outstanding and net income
 used in the determination of pro
 forma basic net income per share         $ 1,248,000 16,132,609    $ .08    $ 569,000    16,124,351  $ .04
Options                                                   75,421                             103,298
                                          -----------  ----------   -----   ----------   ----------   -----

Used in the determination of pro
 forma diluted net income per share       $ 1,248,000 16,208,030    $ .08    $ 569,000    16,227,649  $ .04
                                          =========== ==========    =====   ==========   ==========   =====